EXHIBIT 99.2

1 Creating a Global Leader to Advance the Medical Device Industry August 27, 2015

Forward-Looking Statements

Some of the statements made in this presentation whether written or oral may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential”, or “continue”, or variations or the negative of these terms or other comparable terminology.

These statements are based on the company’s current expectations. The company’s actual results could differ materially from those stated or implied in such forward-looking statements. The company assumes no obligations to update forward-looking information, including information in this presentation, to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions, prospects or otherwise.

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Greatbatch

3 Call Participants THOMAS J. HOOK President & CEO MICHAEL DINKINS Executive Vice President &

Chief Financial Officer

4 Creating a Global Leader to Advance the Medical Device Industry 1) $1.5 billion of revenue based on 2014 pro forma 2) $1.73 billion consists of $478 million cash, $1 billion of net debt pay-off, and 5.1M shares and options issued valued at $253million based on August 26, 2015 closing price of $49.89 3) Cash EPS excluding transaction related expenses, purchase accounting, intangible amortization, stock based compensation expenses, and non- recurring adjustments ▪ Market-leading portfolio of products and services to OEM customers

▪ Lake Region’s market focus complements Greatbatch technology portfolio ▪ Added scale and diversification across geographies, markets and customers with $1.5 billion of combined revenue (1) ▪ Decades of experience and full capabilities in innovating, designing and manufacturing products for OEM customers ▪ Excellence in R&D product development and innovation ▪ Cash and stock transaction valued at approximately $1.73 billion (2) ▪ Approximately $25 million pre-tax synergies in 2016, increasing to at least $60 million in 2018 ▪ Transaction expected to be double-digit adjusted cash EPS (3) accretive to shareholders in 2016 and meaningfully more accretive thereafter

5 Transaction Overview 1) Greatbatch to issue 5.1 million shares and options at closing valued at $253million based on the August 26, 2015 closing price of $49.89 •Cash consideration totaling $1.47 billion •Lake Region shareholders own approximately 16.6% of the combined entity or 5.1 million Greatbatch shares and options valued at $253million (1) Consideration

•Committed financing from M&T Bank, Credit Suisse, and KeyBancCapital Markets •Pro forma leverage of approximately 5.0x net debt to adjusted EBITDA at closing Financing ▪ Closing expected in the fourth quarter of 2015 (subject to regulatory approvals)

Greatbatch and Lake Region at a Glance

	Greatbatch	Lake Region Medical
Revenue (LTM 6/30/15)	$678M	$806M
Adj. EBITDA (LTM 6/30/15)	$160M	$149M
Manufacturing Facilities	11	17
Employees	~3,700	~5,500
Highly Complementary Markets Served	▪ Cardiac and Neuromodulation ▪ Vascular ▪ Portable Medical ▪ Orthopaedics ▪ Environmental, Military, Energy	▪ Cardio and Vascular – Electrophysiology and stimulation – Vascular access – Cardiovascular and structural heart – Peripheral, neuro, urology, oncology ▪ Advanced Surgical – Joint preservation and reconstruction – Laparoscopy and general surgery – Arthroscopy – Biopsy / drug delivery

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7 Highly Compelling Strategic Rationale Manufacturing Scalability Revenue Growth Acceleration Diversification Comprehensive Portfolio of Solutions Lake Region Fits Greatbatch’s Acquisition Criteria. Leverages & Enhances its Core Medical Manufacturing Capabilities

▪ Expanded medical device and systems capabilities ▪ Stronger technical and operational position ▪ Full continuum of services for OEMs ▪ A broader range of cardiac and neuro component solutions ▪ A broader range of vascular access products (introducers and guidewires) and catheter applications ▪ Broader range of orthopaedic solutions spanning recon, spine, trauma and sports medicine ▪ Energy, laparoscopic, biopsy and drug delivery devices ▪ Cardiac/Neuro & Vascular combination creates more diversified platform for growth ▪ Broader product offering in orthopaedics ▪ Partner of choice for reliable, high quality products ▪ Wide breadth of markets served ▪ Multiple high-quality clean rooms and high-volume manufacturing facilities ▪ Expands production to Asia and further penetrates Europe ▪ Unique precious metals capabilities and precision machining/fabrication

8 Greatbatch Lake Region Medical (1) Complementary Portfolio of Solutions To Fuel Growth Pro Forma Company –2014 Pro Forma Combined $792M $688M $1,480M 31% 13% 6% 31% 7% 12% Cardiac/Neuromodulation Orthopaedics Portable Medical Cardio & Vascular Energy/Env./Military Advanced Surgical 1) Lake Region Medical 2014 revenue is pro-forma to include the full year impact of the Lake Region Medical acquisition in March 2014 2) Portable Medical includes other medical (2) 48% 21% 10% 9% 12% Cardiac/Neuromodulation Orthopaedics Portable Medical Vascular Energy/Env./Military 31% 19% 23% 17% 6% 2% 2% Vascular Access / Implants Catheters Advanced Surgical Leads / Connectors / Heads Orthopaedics Non-Medical Other Medical

9 World-Class Medical Operating Capabilities & Infrastructure ▪ Operational Excellence:

– Global footprint (America’s, Europe, Asia) – Scalable operating infrastructure – Multiple award winning sites – Proven low cost offerings – Enterprise lean manufacturing practices ▪ Unmatched technical and operational capabilities ▪ Long standing reputation for quality and reliability ▪ Agile and integrated supply chain ▪ Excellence in R&D design and innovation ▪ Decades-long customer partnerships

10 Creates Meaningful Value for Shareholders Revenue growth acceleration ▪ Stronger and more diversified platform for growth Synergies ▪ Approximately $25 million annual pre-tax operating synergies by 2016,increasing to at least $60 million in 2018 ▪ Manufacturing & supply chain optimization and overlapping corporate costs Adjusted EPS impact ▪ Double-digit adjusted cash EPS (1) accretive in 2016 ▪ Meaningfully higher adjusted EPS accretion thereafter Balance Sheet ▪ Pro forma net debt to adjusted EBITDA leverage of ~5.0x ▪ Compelling financial profile with robust cash flow generation ▪ Approximately $360 million of gross NOLs subject to limitations ▪

Focused on cash flowgeneration and lower leverage position 1) Cash EPS excluding transaction related expenses, purchase accounting, intangible amortization, stock based compensation expenses, and non-recurring adjustments

11 ▪ $25 million of annual pre-tax operating synergies in 2016

▪ At least $60 million of annual pre-tax operating synergies to be delivered by the end of 2018 ▪ Investment to achieve synergies estimated at $69 million which consists of $22 million in capital and $47 million in expense over the course of 3 years Overview of Anticipated Synergies ▪ Improved manufacturing overhead utilization ▪ Facility optimization ▪ Procurement savings ▪ In-sourcing opportunities Manufacturing and Supply Chain ▪ Back-office synergies ▪ Efficient global corporate overhead structure Corporate Overhead ▪ Integrated product development ▪ Leverage combined intellectual property portfolio R&D Optimization Synergies Deliver Net Positive Operating Contribution in 2017

12 Imagine What We Will Innovate and Build Together 12

13 Questions and Answers